EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form SB-2 of our report, dated February 18, 2000, relating to the financial statements of Advanced Optics Electronics Inc. We also consent to the reference to our Firm under the caption "Experts".





/s/ Neff & Ricci LLP
------------------------
Neff & Ricci LLP
Albuquerque, New Mexico
September 21, 2001